                                                                   Exhibit 10.28


                              RESELLER AGREEMENT



This Reseller Agreement, as the same may be amended, supplemented, or modified from time to time ("Agreement"), is made and entered into by and between Destineer Corporation ("Destineer"), a Delaware corporation, and
___________________________________________________________ ("Reseller"), a
____________________ corporation.

1. The term of this Agreement shall commence as of the Effective Date (as defined in the attached Terms and Conditions) and shall continue for a period of __________ (__) year(s) thereafter (the "Initial Term").

2. The parties' rights and obligations under this Agreement are set forth in the Terms and Conditions attached hereto and the accompanying exhibits which are incorporated by reference herein.

3. Reseller's address for purposes of Section 15 of the attached Terms and Conditions shall be _______________ ; _________________ ; telephone number
_______________ ; facsimile number ________________ ; attention ____________ .

In Witness Whereof, Destineer and Reseller have executed this Agreement on the dates noted below.

DESTINEER CORPORATION
                                                --------------------------------
                                                    "Reseller"


--------------------------------                --------------------------------
By:                                             By:
   -----------------------------                   -----------------------------
Title:                                          Title:
      --------------------------                      --------------------------
Date:                                           Date:
     ---------------------------                     ---------------------------



                                  CONFIDENTIAL

                                                            Terms and Conditions
                                                                     Page 1 of 4

                             TERMS AND CONDITIONS

1.        Definitions.

          (a) Affiliate: As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person through the ownership of voting securities, by contract or otherwise.

          (b) Ancillary Services: The ancillary services, support and rights identified and described in more detail in Exhibit A attached hereto.

          (c) Cap Code: A Device specific identification code, to be assigned by Reseller to each Device placed in service on the SkyTel Network in accordance with the provisions of Section 6(d) below.

          (d) Confidential Information: Any business, marketing, sales, financial or technical information including, without limitation, any information relating to the present and future business operations or financial condition, and all other information of any kind which may reasonably be deemed confidential or proprietary, disclosed by one party to the other pursuant to this Agreement, which is designated or identified as "confidential", "proprietary", or in some other manner to indicate its confidential nature. Notwithstanding the above, "Confidential Information" does not include information that (i) is or becomes generally known or available by publication, commercial use, or otherwise through no fault of the receiving party; (ii) was known by the receiving party at the time of disclosure by the disclosing party as evidenced by competent written proof; (iii) is independently developed by the receiving party without use of the disclosing party's Confidential Information; or (iv) is lawfully obtained from a third Person who has the right to make such disclosure.

          (e) Device: Any wireless messaging unit that Destineer, in its sole discretion, deems acceptable for use on the SkyTel Network, a current listing of which is set forth in Exhibit B attached hereto.

          (f) Effective Date: The date this Agreement is executed by Destineer. Notwithstanding the Effective Date of this Agreement, if Reseller is an existing reseller of Destineer or its Affiliates, pricing under this Agreement shall not become effective until the first day of the first Destineer billing cycle immediately following the Effective Date.

          (g) Person: Any individual, company, corporation, firm, partnership, joint venture, association, organization or trust, in each case whether or not having a separate legal identity.

          (h) PIN: A unique, Subscriber specific, personal identification number or other form of identification number to be assigned by Reseller in accordance with the provisions of Section 6(d) below.

          (i) SkyTel: SkyTel Corp., a Delaware corporation and Affiliate of Destineer.

          (j) SkyTel Marks: The trade names, trademarks, logos, and service marks listed in Exhibit C attached hereto, as Exhibit C may be amended from time to time.

          (k) SkyTel Network: Collectively, the wireless messaging systems owned and operated by Destineer and its Affiliates to provide the Services.

          (l) Services or SkyTel Services: The wireless messaging service offerings provided by Destineer and its Affiliates as more fully described in Exhibit D attached hereto. Notwithstanding anything to the contrary herein, Destineer may modify, add or discontinue its Services offerings upon notice to Reseller at least ninety (90) days prior to the effective date of such action.

          (m) Subscriber: A customer of Reseller that, by virtue of the reseller relationship established hereunder, is an end-user of the Services.

          (n) UIS or Unit in Service: A revenue generating Device that is activated by Reseller on the SkyTel Network to receive the Services.

2.        Authority.

          (a) Destineer grants Reseller a non-exclusive right to resell the Services in the United States in accordance with the Terms and Conditions of this Agreement, and, in connection therewith, Reseller shall use its best efforts to promote, market and sell the Services to Subscribers. The right and authority granted herein is subject to and conditioned upon Reseller's satisfaction of Destineer's standard credit review policies and procedures.

          (b) As a condition to the rights and authority granted herein, Reseller shall activate at least 250 UIS within twelve (12) months following the Effective Date and shall maintain at least 250 UIS throughout the remainder of the term of the Agreement.

          (c) Notwithstanding the provisions of Section 2(a) above, all personnel of Reseller involved in the promotion, marketing and sale of Services provided over the Advanced Messaging network owned and operated by Destineer and its Affiliates, as a condition of Reseller's right to promote, market and sell such Services, must undergo and successfully complete training on the use and utilization of such Services in accordance with the provisions set forth in Exhibit A-1 attached hereto.

          (d) Notwithstanding anything to the contrary herein, Destineer and its Affiliates expressly reserve the right to promote, solicit, market and sell the Services directly to Subscribers and other Persons, whether located within or outside of the United States.

3.        Price and Payment.

          (a) Reseller shall compensate Destineer for the Services in accordance with the pricing schedules attached hereto as Exhibit E. Monthly service fees shall be payable by Reseller in advance and are not contingent upon usage. Reseller shall pay applicable usage and other charges in arrears. Notwithstanding anything to the contrary herein, Destineer reserves the right to modify the fees and charges set forth in Exhibit E; provided, however, that (i) Destineer may not increase such fees and charges until expiration of the Initial Term, and (ii) Destineer may increase such fees and charges only upon at least thirty (30) days' advance written notice to Reseller. Prices charged by Reseller to Subscribers for the Services shall be determined solely by Reseller.

          (b) To the extent requested by Reseller, Reseller shall compensate Destineer for the Ancillary Services in accordance with the rates and charges set forth in Exhibit A attached hereto.

          (c) Destineer shall invoice Reseller on a monthly basis for all fees and charges accruing hereunder. Such fees and charges shall be due and payable by Reseller within thirty (30) days following the date of Destineer's invoice. Any balance not paid by such due date shall bear interest from and after the due date at the lesser of one and one half percent (1 1/2%) per month or the maximum rate allowed by law. All sales, use and other such governmentally imposed or authorized taxes, fees, surcharges and/or assessments relating to this Agreement, the Services and/or the Devices shall be paid by Reseller.

          (d) Reseller shall be liable to Destineer for all fees and charges accruing hereunder, whether or not Reseller collects any amounts from its Subscriber(s). Reseller shall bear all risks and expenses incurred in connection with performance of its obligations and activities under this Agreement.

          (e) [LETTER OF CREDIT/PAYMENT SECURITY PROVISION, IF APPLICABLE]

                                  CONFIDENTIAL

                                                            Terms and Conditions
                                                                     Page 2 of 4

4.        Reseller Obligations.

          (a) Reseller shall conduct its operations in an orderly, competent and professional manner, and shall ensure that its officers, agents, employees and representatives employ the highest standards of business conduct. Reseller shall ensure that each of its employees performing any operations in connection with the provision of the Services are adequately trained, prior to the commencement of any such operations, and are competent to perform their respective duties.

          (b) In providing the Services to its Subscribers, Reseller shall comply with all laws, rules and regulations applicable to the activities of Reseller hereunder, as well as with all message length, message volume and other such operational procedures and limitations established by Destineer from time to time.

          (c) Reseller shall be solely responsible for the provision of any and all sales and associated activities (including, without limitation, billings to and collections from Subscribers), Devices and customer support services to its Subscribers as related to the SkyTel Network, and shall be solely responsible for any and all costs and expenses related thereto.

          (d) Reseller shall not misrepresent the Services to Subscribers or otherwise make any claims, representations or warranties in connection with the Services other than expressly authorized by Destineer.

          (e) Destineer shall have the right to approve the form of agreement used by Reseller in connection with its provision of the Services to its Subscribers. Such form of agreement shall include, among other provisions, disclaimers and limitations of liabilities consistent with the provisions set forth in Section 9 below. Any changes by Reseller to the form of such agreements shall be subject to the prior consent of Destineer.

5.        Destineer Obligations.

          (a) Destineer and its Affiliates shall, at all times, have the sole and exclusive control and authority over the design, construction, development, management, operation, and maintenance of the SkyTel Network and the Services.

          (b) Destineer shall provide Subscribers, through a carrier or carriers of Destineer's choice, toll-free or local dial up access to the SkyTel Network within the continental United States, Alaska and Hawaii, and shall ensure that the Services provided to Subscribers shall be of at least the grade and quality as provided by SkyTel to its direct customers.

          (c) To the extent requested by Reseller, Destineer shall provide the Ancillary Services to Reseller in accordance with the provisions set forth in Exhibit A attached hereto.

6.        Devices.

          (a) General. Reseller and its Subscribers shall only activate the Devices listed in Exhibit B in connection with the Services. All Devices placed in service on the SkyTel Network by or through Reseller shall comply with the provisions of this Agreement. Notwithstanding anything to the contrary herein, Destineer may revise the Device listing set forth in Exhibit B from time to time upon the delivery of written notice to Reseller at least ninety (90) days prior to the effective date of such revision. If Destineer amends Exhibit B in such a manner whereby previously authorized Devices are no longer authorized for use on the SkyTel Network, Reseller shall take such actions as are necessary, at Reseller's sole cost and expense, to substitute authorized Devices for the previously authorized Devices then utilized by Subscribers in accordance with the following time frames: (i) for Devices utilized on the one-way wireless messaging networks owned and operated by Destineer and its Affiliates, within thirty-six (36) months following the effective date of the revision to Exhibit B, and (ii) for Devices utilized on the Advanced Messaging network owned and operated by Destineer and its Affiliates, within forty-eight (48) months following the effective date of the revision to Exhibit B.

          (b) Procurement. Reseller shall bear all responsibility for procurement of Devices provided by Reseller to Subscribers for use on the SkyTel Network. Destineer shall have no obligation to provide Devices to Reseller or its Subscribers.

          (c) Activation. All Devices activated on the SkyTel Network by Reseller shall be coded and activated only in accordance with directives, policies and procedures established by Destineer, which, with respect to the Advanced Messaging network owned and operated by Destineer and its Affiliates, may include, without limitation, coding and activation of the Devices at the manufacturer level or by or at the direction of Destineer.

          (d)   Cap Code and PIN Coordination.

                (i) Reseller shall assign Cap Codes and PINs to Devices utilized by Subscribers only from blocks of Cap Codes and PINs to be allocated to Reseller by Destineer. Destineer will use commercially reasonable efforts to make a sufficient number of Cap Codes and PINs available to Reseller as shall be necessary to service the number of Subscribers which Reseller, in the exercise of its reasonable judgment, projects will utilize the Services.

                (ii) All PINs and Cap Codes assigned to Reseller by Destineer shall remain the property of Destineer. Destineer shall have the right to utilize PIN(s) and Cap Codes which are not utilized by Reseller, as well as those associated with deactivated Devices, as Destineer may determine from time to time in its sole discretion.

7. Branding. Reseller shall have no right or authority to market, promote or sell the Services and related Devices under any brand, trade or service marks owned by or licensed to Destineer or its Affiliates. Notwithstanding the foregoing, Destineer shall, to the extent requested by Reseller, license to Reseller the right to utilize the SkyTel Marks in connection with such activities in accordance with and subject to the provisions set forth in Exhibit A-3 attached hereto.

8. Representations and Warranties. Each party represents and warrants to the other that (a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation; (b) it has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement; (c) this Agreement has been duly authorized, executed, and delivered and constitutes a valid and binding obligation of such party enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights; and (d) the execution, delivery, and performance of and compliance with this Agreement does not and will not conflict with, or constitute a default under, or result in the creation of, any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of such party, nor result in any violation of (i) any term of its certificate of incorporation or bylaws, (ii) in any material respect, any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment, or decree, or (iii) to the best of its knowledge, any order, statute, rule, or regulation applicable to such party, the violation of which would have a material adverse effect on its business or properties.

9.        Limitation of Liabilities.

          (a) EXCEPT TO THE EXTENT EXPRESSLY SET FORTH HEREIN, DESTINEER AND ITS AFFILIATES MAKE NO WARRANTIES, EITHER EXPRESS OR IMPLIED, CONCERNING THE SERVICES, THE SKYTEL NETWORK, THE DEVICES OR THE ANCILLARY SERVICES, AND HEREBY EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. Under no circumstances shall Destineer or its Affiliates be liable to Reseller or any other Person, including, without limitation, Subscribers, for any loss, injury, or damage, of whatever kind or nature, resulting from or arising out of any mistakes, errors, omissions, delays or interruptions in the receipt, transmission or storage of any messages, signals or information arising out of or in connection with the Services or use of the SkyTel Network. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, DESTINEER AND ITS AFFILIATES SHALL IN NO EVENT BE LIABLE TO RESELLER OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, SUBSCRIBERS, FOR INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS, OR ANY OTHER FORM OF CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, EVEN IF DESTINEER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER RESULTING FROM BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE.

          (b) Reseller acknowledges that the term "Guaranteed Delivery" (or terms of similar connotation), as used in conjunction with the Services provided over the

                                  CONFIDENTIAL
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                                                            Terms and Conditions
                                                                     Page 3 of 4


Advanced Messaging network, refers to certain technical functionality of the network and the ability of the network to repeatedly deliver messages to a Device for a predetermined period until receipt is acknowledged, as well as the ability of the network to make undelivered messages available for retrieval. Reseller further acknowledges that Destineer's and its Affiliates' use of any such term does not constitute a representation or warranty, express or implied, regarding any of the Services.

10.       Term.

          (a) The Initial Term of this Agreement shall be as specified on the signature page of this Agreement. Upon expiration of the Initial Term, the term of this Agreement shall automatically renew (i) until December 31 of the year in which the Initial Term expires and (ii) for additional, successive one (1) year terms as of each January 1 thereafter, unless either party provides the other party with prior written notice of its intention not to renew this Agreement at least ninety (90) days prior to the expiration of the then current term.

          (b) Upon any termination of this Agreement, Destineer and Reseller shall, subject to the provisions of Sections 10(c) below, be released from all obligations and liabilities to the other occurring or arising after the date of such termination or the transactions contemplated hereby, except with respect to those obligations which by their nature are designed to survive termination; provided that no such termination will relieve Reseller from any amount due and owing hereunder or any liability arising from any breach of this Agreement occurring prior to termination.

          (c) Termination of this Agreement shall not affect or diminish Reseller's obligation to make payment to Destineer for Services provided before or after the date of termination, and such obligation shall survive termination of this Agreement. Upon any termination of this Agreement, the parties shall, subject to the provisions of Section 11(c) below, cooperate in good faith to effect an orderly wind-down of the relationship created under this Agreement. Destineer's provision of the Services to Reseller following the date of any such termination shall be expressly conditioned upon and subject to Reseller's compliance with the Terms and Conditions of this Agreement, including, without limitation, Reseller's timely payment to Destineer for Services provided in accordance with the first sentence of this Section 10(c).

11.       Default.

          (a) The following shall constitute an Event of Default: (i) failure by Reseller to make any payment when due; (ii) failure by either party to observe or perform in any material respect any of the covenants or agreements contained in this Agreement; or (iii) a party's insolvency, assignment for the benefit of creditors, appointment or sufferance of appointment of a trustee, a receiver or similar officer, or commencement of a proceeding seeking reorganization, rehabilitation, liquidation or similar relief under the bankruptcy, insolvency or similar debtor-relief statutes.

          (b) Upon the occurrence of an Event of Default, the party not in default shall have the right to terminate this Agreement upon written notice to the other party and the failure of the other party to cure such Default within thirty (30) days of receiving such written notice. Notwithstanding anything herein to the contrary, Destineer shall have the right, at its option, to immediately terminate this Agreement, without further notice or right to cure, upon the occurrence of any second or subsequent Default under Section 3(c) above within any given twelve (12) month period.

          (c) In the event of termination of this Agreement by Destineer due to the occurrence of an Event of Default by Reseller, Destineer and its Affiliates shall have the absolute right, without notice to Reseller, to take whatever action Destineer deems necessary or advisable to solicit the business of such Subscribers for the benefit of Destineer and its Affiliates.

12. Assignment. This Agreement, including any rights or obligations under this Agreement, may not be assigned or transferred, directly or indirectly, by either of the parties to any other Person without the prior written consent by the other party. In the event of any assignment or transfer of this Agreement, all terms and conditions hereof shall be binding upon and inure to the assignee as though such assignee were an original party hereto. For purposes of this provision, an "assignment" or "transfer" shall mean and include, without limitation, (a) any voluntary or involuntary assignment by Reseller by contract, law or otherwise, (b) the merger of Reseller or any controlling Affiliate into any third Person, or (c) a change in control of Reseller or any controlling Affiliate of Reseller that occurs by reason of (i) the sale of a controlling interest in the voting stock of Reseller or any controlling Affiliate of Reseller, or (ii) a merger of a third Person into Reseller or any controlling Affiliate of Reseller. Notwithstanding the above, Destineer may assign this Agreement, without the prior consent of Reseller, to any Affiliate of Destineer or to any Person acquiring all or substantially all of the assets or a controlling interest in the voting stock of Destineer, SkyTel or any controlling Affiliate of Destineer.

13.       Indemnity and Insurance.

          (a)   Indemnity.

                (i) Reseller shall defend, indemnify, and hold Destineer and its Affiliates harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (A) any breach by Reseller of any warranty, representation, agreement, or obligation contained herein, (B) the performance of Reseller's duties and obligations hereunder, or (C) any unauthorized use of the SkyTel Marks by Reseller. Reseller's obligations under this Section shall survive the termination of this Agreement.

                (ii) Destineer shall defend, indemnify, and hold Reseller harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorney's fees, resulting from, arising out of, or in any way connected with (A) any breach by Destineer of any warranty, representation, agreement, or obligation contained herein, or (B) the performance of Destineer's duties and obligations hereunder. Destineer's obligations under this Section shall survive the termination of this Agreement.

          (b) Insurance. Reseller shall maintain comprehensive general liability insurance in a combined single limit of not less than $1,000,000.00, which shall cover bodily injury (including death) and property damage. Purchase and maintenance of such insurance shall not be construed as relieving Reseller of any of its obligations hereunder.

14. Confidentiality. Each party acknowledges that, during the term of this Agreement, it will be entrusted with Confidential Information relating to the business of the other party. Neither party will use the other's Confidential Information for purposes other than those necessary to further the purposes of this Agreement. Neither party will disclose to third Persons the other's Confidential Information without the prior written consent of the other party. Each party understands, acknowledges and agrees that the terms and conditions of this Agreement are confidential and restricted by this Section as to disclosure to any third Person. Should either party be required under applicable law, rule or regulation, or pursuant to the order of any court or governmental entity of legal process of any governmental entity of competent jurisdiction to disclose Confidential Information of the disclosing party in the receiving party's possession, custody or control, the receiving party shall use commercially reasonable efforts to: (a) give at least thirty (30) days prior written notice of such disclosure to the disclosing party; (b) limit such disclosure; and (c) make such disclosure only to the extent so required. The parties' obligations hereunder with respect to Confidential Information shall survive the expiration or earlier termination of this Agreement.

15. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed, or sent by overnight courier, and shall be deemed to have been received when (a) delivered in person or received by telecopy or telex, or
(b) one (1) business day after delivery to the office of such overnight courier service with postage prepaid and properly addressed to the other party, at the following respective addresses:

To Destineer:  Destineer Corporation
               200 South Lamar Street
               Mtel Centre South, Suite 1000
               Jackson, Mississippi  39201
               Telephone: (601) 944-1300
               Facsimile: (601) 944-3225
               Attention: Senior Vice President, Wholesale Distribution


                                  CONFIDENTIAL

                                                            Terms and Conditions
                                                                     Page 4 of 4


To Reseller:  See address specified on the signature page of this Agreement.


or to such other address or addresses as either party may from time to time designate as to itself by like notice.

16.    Miscellaneous.

       (a) Laws, Rules, and Regulations. This Agreement is subject to all laws, rules, regulations, and ordinances relative to, among other things, the provision of wireless messaging services, including, without limitation, the Communications Act of 1934 and the Telecommunications Act of 1996, as amended, and all rules and regulations promulgated thereunder.

       (b) Force Majeure. Neither party will be liable for any nonperformance under this Agreement due to causes beyond its reasonable control that could not have been reasonably anticipated by the non-performing party as of the Effective Date and that cannot be reasonably avoided or overcome; provided that the non-performing party gives the other party prompt written notice of such cause promptly, and in any event within fifteen (15) calendar days of discovery thereof.

       (c) Independent Parties. None of the provisions of this Agreement shall be deemed to constitute a partnership, joint venture, or any other such relationship between the parties hereto, and neither party shall have any authority to bind the other in any manner. Neither party shall have or hold itself out as having any right, authority or agency to act on behalf of the other party in any capacity or in any manner, except as may be specifically authorized in this Agreement.

       (d) Applicable Law. The validity, construction and performance of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of law.

       (e) Attorneys' Fees. If any action shall be brought on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Agreement, the prevailing party shall be entitled to recover from the other, as part of the prevailing party's costs, a reasonable attorneys' fee

       (f) Severability. If any provision of this Agreement shall be held to be illegal, invalid, or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       (g) No Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right. Failure to enforce any right under this Agreement will not be deemed a waiver of future enforcement of that or any other right.

       (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but which collectively will constitute one and the same instrument.

       (i) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       (j) Construction. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party based on draftsmanship of the Agreement or otherwise.

       (k) Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, between the parties or any of their respective Affiliates regarding such subject matter. No amendment to or modification of this Agreement will be binding unless in writing and signed by a duly authorized representative of both parties.

                                                       Revised February 17, 1999


                                  CONFIDENTIAL

                                   Exhibit A

                              Ancillary Services


Destineer shall provide the Ancillary Services and rights set forth in the attachments designated below at the prices set forth in such attachments.

     Exhibit A-1:  Training
     Exhibit A-2:  Reseller Support Services
     Exhibit A-3:  License Rights


                                  CONFIDENTIAL

                                                                     Exhibit A-1
                                                                     Page 1 of 1

                                  Exhibit A-1

                                   Training


1. As a condition of the rights granted to Reseller hereunder to resell Services utilizing the Advanced Messaging network owned and operated by Destineer and its Affiliates, all personnel of Reseller involved in the promotion, marketing and sale of such Services shall undergo and successfully complete the training program established by Destineer for resellers of such Services. Only such personnel of Reseller that have completed such training program to the satisfaction of Destineer may represent Reseller in the sale and support of such Services. Such training program shall be implemented on a fair and even basis with respect to Reseller, as with all resellers of such Services, and shall be imposed on Reseller only to the extent Destineer reasonably believes is necessary (a) to familiarize such personnel with the Advanced Messaging network owned and operated by Destineer and its Affiliates, the Services provided over such network, and use of the related Devices, and (b) for Reseller to promote and market such Services in a professional and competent manner.

2. At no charge to Reseller, Destineer shall, at times and locations mutually agreeable to the parties, train a mutually agreeable number of Reseller's personnel to conduct such training programs for Reseller's employees on behalf of Destineer. To the extent requested by Reseller, Destineer shall also conduct training programs for Reseller's other personnel; provided, however, that, in such an event, Reseller shall bear all costs and expenses associated with such training programs, shall reimburse Destineer for all reasonable out-of pocket travel and lodging expenses, and shall compensate Destineer for such efforts in accordance with its then current time and materials rates and charges, which rates and charges Destineer shall make available to Reseller upon request.

3. To the extent requested by Reseller, Destineer shall also conduct, at times and locations mutually agreeable to Reseller and Destineer, training sessions for employees of Reseller involved in the promotion, marketing and sale of one-way wireless messaging Services. Reseller shall bear all costs and expenses associated with such training sessions, shall reimburse Destineer for all reasonable out-of pocket travel and lodging expenses, and shall compensate Destineer for such efforts in accordance with its then current time and materials rates and charges, which rates and charges Destineer shall make available to Reseller upon request.


                                                       Revised February 17, 1999


                                  CONFIDENTIAL

                                                                     Exhibit A-2
                                                                     Page 1 of 1


                                  Exhibit A-2

                           Reseller Support Services


Destineer shall provide telephone support to Reseller five (5) days a week (excluding Destineer recognized holidays) during the hours of 7:00 a.m. to 7:00 p.m. CST to assist Reseller in Subscriber related matters. To the extent Reseller utilizes Destineer to support base functions for Subscribers capable of being supported by Reseller, Destineer reserves the right to charge Reseller a service fee of $2.00 per call times the number of Subscriber PINs covered by the call.


                                                        Revised October 10, 1996


                                  CONFIDENTIAL

                                                                     Exhibit A-3
                                                                     Page 1 of 1

                                  Exhibit A-3

                                License Rights

1. To the extent requested by Reseller, and subject to the provisions set forth herein, Destineer hereby grants to Reseller a non-exclusive, non-transferable license, during the term of this Agreement, to use the SkyTel Marks solely in connection with the marketing, advertisement and promotion of the Services. Reseller's use of the SkyTel Marks in all marketing, advertising and promotional materials and activities shall be subject to the prior written approval of Destineer, which shall not be unreasonably withheld or delayed. Reseller shall comply with all guidelines provided by Destineer with respect to the graphic reproduction and use of the SkyTel Marks. This license cannot be sub-licensed, assigned or otherwise transferred by Reseller to any third Person without the express prior written consent of Destineer. The license granted by Destineer to Reseller hereunder shall automatically and immediately terminate upon any termination of this Agreement.

2. The license granted to Reseller herein is subject to the reservation in Destineer of all right, title and interest in and to the SkyTel Marks. Reseller's right to use the SkyTel Marks shall be limited to and shall arise only out of the license granted hereunder. Reseller shall not assert the invalidity, unenforceability, or contest the ownership by Destineer or its Affiliates of the SkyTel Marks in any action or proceeding of any kind or nature, and shall not take any action that may prejudice Destineer's rights in the SkyTel Marks, render the same generic, or otherwise weaken their validity or diminish their associated goodwill.

3. In consideration of such license rights, Reseller shall pay to Destineer, on a monthly basis, a royalty equal to $1.00 per Device activated by Reseller on the SkyTel Network, from and after the Effective Date, which bears a SkyTel Mark. Reseller shall (a) cooperate with Destineer in good faith to keep Destineer timely apprised of the number of Devices utilized by Reseller which bear or incorporate a SkyTel Mark, and (b) keep and maintain commercially appropriate books and records as may be reasonably necessary to verify the number of such Devices utilized by Reseller and the amount of royalties due to Destineer on account thereof. During the term of this Agreement and for a period of two (2) years thereafter, Destineer shall be entitled, on reasonable advance written notice to Reseller, to review Reseller's books and records for the purpose of verifying the accuracy of the accounting for royalties paid to Destineer in accordance with this Exhibit A-3. Any underpayment or overpayment determined as a result of the review will be reflected in the next scheduled royalty payment by Reseller to Destineer. If such review verifies an underpayment error of greater than five percent (5.0%) of the aggregate royalties paid for the period being reviewed, Reseller shall pay the cost of such examination, and in any event, shall promptly pay to Destineer the amount of such underpayment plus ten percent (10.0%) annual simple interest on the underpayment, commencing when the underpayment should have been paid and ending when the underpayment is paid.

4. Reseller's right to utilize the SkyTel Marks, and the license granted hereunder, is expressly conditioned upon, in addition to Reseller's compliance with all Terms and Conditions of the Agreement, Reseller meeting and complying with the following conditions:

    (a) Reseller shall use the SkyTel Marks only in connection with the marketing, advertisement and promotion of the Services, and shall at all times conduct such marketing, advertisement and promotional activities in a professional and competent manner, as well as within any additional conditions and limitations which Destineer may impose from time to time.

    (b) Reseller shall establish and maintain a customer support division to assist Subscribers which operates and is available to Subscribers twenty-four
(24) hours a day, seven (7) days a week, and shall comply with all other service quality standards promulgated by Destineer from time to time.

5. The failure of Reseller to abide by and comply with any of the provisions set forth in this Exhibit A-3 shall give Destineer, at its sole discretion, the right, in addition to any other rights afforded to Destineer in the Agreement, to immediately revoke and terminate the license granted hereunder.

                                                       Revised February 17, 1999
                                  CONFIDENTIAL

                                                                       Exhibit B
                                                                     Page 1 of 1

                                   Exhibit B

                              Authorized Devices*

----------------------------------------------------------------------------------------------------------------
       Manufacturer                         Model                   Equipment Type                 Baud Rate
----------------------------------------------------------------------------------------------------------------
One-Way Network:
  Motorola                             Bravo/TM**/                 POCSAG Numeric                   1200
  Motorola                             Bravo Plus/**/              POCSAG Numeric                   1200
  Motorola                             Advisor/TM**/               POCSAG Alphanumeric              1200
  Motorola                             Bravo FLX/TM/               Numeric-Flex                     6400
  Motorola                             Pro Encore FLX/TM/          Numeric-Flex                     6400
  Motorola                             Pronto FLX/TM/              Numeric-Flex                     6400
  Motorola                             Ultra Express FLX/TM/       Numeric-Flex                     6400
  Motorola                             Express Extra FLX/TM/       Numeric-Flex                     6400
  Motorola                             Digitz/TM/                  Numeric-Flex                     6400
  Motorola                             Jazz/TM/                    Numeric-Flex                     6400
  NEC                                  Exec                        Numeric-Flex                     6400
  Sony                                 MP 1000                     Numeric-Flex                     6400
  Motorola                             Advisor Gold FLX/TM/        Alphanumeric-Flex                6400
  Motorola                             Wordline FLX/TM/            Alphanumeric-Flex                6400
  Motorola/Timex                       Beepwear/TM/                Alphanumeric-Flex                6400

Advanced Messaging Network:
  Motorola                             PageFinder/TM/              Alphanumeric-Reflex              6400
  Motorola                             PF1500/TM/                  Alphanumeric-Reflex              6400
  Motorola                             Tango/TM/                   Alphanumeric-Reflex              6400
  Motorola                             PageWriter 2000/TM/         Alphanumeric-Reflex              6400
  Wireless Access                      AccessMate/TM/              Alphanumeric-Reflex              6400
  Wireless Access                      AccessLink/TM/              Alphanumeric-Reflex              6400
  Wireless Access                      AccessLink II/TM/           Alphanumeric-Reflex              6400
----------------------------------------------------------------------------------------------------------------

Notes:

* Listing is not necessarily exhaustive. Non-listed pagers that equal or exceed the specifications of the "flex" and/or "reflex" Devices listed in the above may be activated on the SkyTel Network with proper authorization.

** May only be used by Subscribers authorized to receive International Service in non-Flex capable countries.


                                                       Revised February 17, 1999


                                 CONFIDENTIAL

                                                                       Exhibit C
                                                                     Page 1 of 1

                                   Exhibit C

                                  SkyTel Marks


1.  Nationwide Now(R)

2.  SkyPager(R)

3.  SkyReply(R)

4.  SkyTalk(R)

5.  SkyTel(R)

6.  SkyTel logo(R) (one-way and two-way)

7.  SkyTel 2-Way/SM/

8.  SkyTel Access(R) Software

9.  SkyTel Quick Access/TM/ Software

10. SkyWord(R)

11. SkyWord(R) Plus

12. SkyWord Access(R) Software

13. SkyWriter(R)



                                                       Revised February 17, 1999


                                 CONFIDENTIAL

                                                                       Exhibit D
                                                                     Page 1 of 2

                                   Exhibit D

                                SkyTel Services

I.   ONE-WAY SERVICES:

     A. Basic Services: Basic Services presently consist of those services described below.

          1.   SkyPager: Numeric service.

          2.   SkyWord: Alphanumeric service.

     B. Enhanced Services: Enhanced Services presently consist of those services described below.

          1. Operator Dispatch: Operator assistance to generate alphanumeric messages.

          2. Page Recall: Allows end-user to retrieve messages transmitted within the last 99 hours at no additional charge.

          3. Voice Mail: Voice mailbox that accepts detailed messages from callers and notifies the end-user that a message has been received.

          4. Informational Services:* News headlines and other informational services.

          5. Nationwide Now: End-user may temporarily expand Regional or Metro coverage to Nationwide coverage.

          6. Caller ID: Provides caller identification when numeric or Voice Mail message sent to alphanumeric Service plan. Not available with SkyPager Services.

          7. International Service: Provision of the Services over the global messaging network owned and operated by Destineer's Affiliates in selected countries throughout the world.

          8. Personal 800/888 Access Number: Allows the message sender to dial the end-user directly, without having to enter a separate PIN through use of a general access number.

     C.   Coverage:

          1.   Nationwide: Covers service areas in all fifty (50) states.

          2. Regional: Divides country into six (6) zones; end-user may select any (1) zone. Regions include East, Central, West, Southeast, Midwest and Southwest.

          3.   Metro: Covers selected metropolitan areas.



                                 CONFIDENTIAL

                                                                       Exhibit D
                                                                     Page 2 of 2


II.  ADVANCED MESSAGING SERVICES:

     A. Basic Services: Basic Services presently consist of those services described below.

          1. SkyWord Plus: Alphanumeric services that ensure message delivery through confirmation from the network operations center and a store and forward platform. For example, if a SkyWord Plus end-user is temporarily out of coverage, has his/her pager turned off, etc., messages transmitted to the end-user will be automatically stored and delivered when he/she returns to a full service coverage area or turns his/her pager back on. SkyWord Plus services are also equipped with a feature that detects errors in message transmissions and automatically retransmits corrected messages.

          2. SkyWriter: Alphanumeric services that consist of SkyWord Plus capabilities plus the additional ability for the end-user to compose and transmit text messages directly from the messaging device, either in response to a message received or as an original message.

     B. Enhanced Services: Enhanced Services presently consist of those services described below.

          1. Operator Dispatch: Operator assistance to generate alphanumeric messages.

          2. Page Recall: Allows end-user, at no additional charge, to retrieve messages transmitted within the last 99 hours for SkyWord Plus services and within the last 72 hours for SkyWriter services.

          3. Voice Mail: Voice mailbox that accepts detailed messages from callers and notifies the end-user that a message has been received.

          4. Informational Services:* News headlines and other informational services.

          5. Caller ID: Provides caller identification when numeric or Voice Mail message sent to end-user.

          6. SkyReply: Allows SkyWord Plus end-user to send one (1) "canned" response to messages received. Not available for use with the PageFinder(TM) Device.

          7. Response Service: Allows SkyWord Plus end-user to send unlimited "canned" responses to messages received. Any messages transmitted in connection with the Response Service are aggregated with other usage under the underlying SkyWord Plus Service plan and will be subject to normal overcall rates if the monthly usage allowance is exceeded.

          8. Personal 800/888 Access Number: Allows the message sender to dial the end-user directly, without having to enter a separate PIN through use of a general access number.

     C. Coverage: All SkyWord Plus and SkyWriter coverage locations across the nation.


Notes to Exhibit D:

* To the extent Reseller utilizes any information service provided by Destineer and its Affiliates which contains informational content and data ("Licensed Content") supplied through any Person unaffiliated with Destineer (a "Content Provider"), Reseller agrees to, and shall ensure that each of its Subscribers procuring any such services from Reseller agrees to (through incorporation of appropriate provisions in its Subscriber agreements), the following: (a) that the Licensed Content is the property of the Content Provider and its licensors and may be protected by copyright, and that neither Reseller nor its Subscribers shall acquire any proprietary interest in the Licensed Content, and (b) that the Content Provider, its licensors, Destineer and its Affiliates disclaim all warranties, including the implied warranties of merchantability or fitness for a particular purpose, for the Licensed Content and that the Content Provider, its licensors, Destineer and its Affiliates disclaim all liability to Reseller and its Subscribers with respect to the Licensed Content, including, without limitation, for any negligence or errors in procuring, editing, writing, reporting or delivering the Licensed Content, and for any inaccuracies or errors in or omissions from, the Licensed Content, and for any indirect, incidental, consequential or special damages arising therefrom.

                                                       Revised February 17, 1999


                                 CONFIDENTIAL

                                                                       Exhibit E
                                                                     Page 1 of 4


                                   Exhibit E

                              RATES AND CHARGES/(a)/

--------------------------------------------------------------------------------------------------------------------------------
                    SKYTEL                                       One-Way Network                     Advanced Messaging Network
                   SERVICES                                     (SkyTel F1 & F2)                           (Destineer F1)
--------------------------------------------------------------------------------------------------------------------------------
  Basic Services                                 SkyPager                        SkyWord            SkyWord Plus     SkyWriter
--------------------------------------------------------------------------------------------------------------------------------
                                            Basic Services - Monthly Recurring Charges
--------------------------------------------------------------------------------------------------------------------------------
    Coverage                        Nationwide  Regional   Metro    Nationwide   Regional    Metro   Nationwide      Nationwide
1 - 1,000 UIS/(b)/                     $13.50     $9.00    $6.00      $39.20     $24.50     $10.00      $18.50          $18.50
1,001 - 2,500 UIS                      $13.00     $8.75    $6.00      $38.80     $24.40     $10.00      $18.40          $18.40
2,501 - 5,000 UIS                      $11.00     $8.50    $6.00      $38.30     $24.25     $10.00      $18.25          $18.25
5,001 - 10,000 UIS                     $11.00     $8.00    $6.00      $37.85     $24.00     $10.00      $18.00          $18.00
10,001 - 20,000 UIS                    $11.00     $7.50    $5.50      $35.50     $23.75     $10.00      $17.75          $17.75
20,001 - 40,000 UIS                    $11.00     $7.00    $5.00      $32.50     $23.50     $ 9.50      $17.50          $17.50
40,001 - 50,000 UIS                    $11.00     $6.50    $4.75      $31.00     $23.25     $ 9.00      $17.25          $17.25
50,001 - 99,999 UIS                    $11.00     $6.00    $4.50      $28.00     $23.00     $ 9.00      $17.00          $17.00
100,000 + UIS                          $11.00     $6.00    $4.50      $28.00     $23.00     $ 9.00      $17.00          $17.00
--------------------------------------------------------------------------------------------------------------------------------
                             Basic Services - Activation Fee, Usage Allowance and Overcall Information
--------------------------------------------------------------------------------------------------------------------------------
Activation Fee                         N/C/(c)/   N/C/(c)/ N/C/(c)/   N/C/(c)/   N/C/(c)/   N/C/(c)/    N/C/(c)/        N/C/(c)/
Characters Per Message Block/(d)/        20        20        20         40         40         40          10              10
Block Allowance/UIS/Month/(d)/          200       200       400        125        125        125        1000            1000
Charge/Block in Excess of Allowance     20c       20c       8c         50c        50c        30c       1 1/2c          1 1/2c
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                   Enhanced (Optional) Services - Per Subscriber Charges
-----------------------------------------------------------------------------------------------------------------------
                                Description                              Charge                       Allowance
-----------------------------------------------------------------------------------------------------------------------
Operator Dispatch (not applicable with numeric Services)          $5.00 activation fee                   N/A
Nationwide Now:  SkyPager Services                                        N/C                            N/A
                 SkyWord Services                                         N/C                            N/A
North American Roaming/(e)/:  SkyPager Services                     $2.50 per month                      N/A
                              SkyWord Services                      $2.50 per month                      N/A
Voice Mail Service:
  Generic                                                           $5.50 per month             45 minutes per month
  SkyTalk Branded                                                   $5.50 per month             45 minutes per month
Caller ID Service (not available with SkyPager Services)  $9.95 activation fee/$2.00 per month          N/A
SkyReply Service/(f)/                                     $9.95 activation fee/$2.00 per month    includes replies
Response Service/(g)/                                             $9.95 activation fee            see footnote /(g)/
Personal 800/888 Number                                             $2.00 per month                     N/A
-----------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
             Enhanced (Optional) Services - Per Subscriber Charges
------------------------------------------------------------------------------------
                                Description                  Overcall/Usage Charge
------------------------------------------------------------------------------------
Operator Dispatch (not applicable with numeric Services)     50c per 80 char. block
Nationwide Now:  SkyPager Services                              45c per message
                 SkyWord Services                           75c per 125 char. block
North American Roaming(e):  SkyPager Services                   50c per message
                            SkyWord Services               $1.00 per 120 char. block
Voice Mail Service:
  Generic                                                       25c per minute
  SkyTalk Branded                                               25c per minute
Caller ID Service (not available with SkyPager Services)              N/A
SkyReply Service/(f)/                                                 N/A
Response Service/(g)/                                          see footnote /(g)/
Personal 800/888 Number                                               N/A
------------------------------------------------------------------------------------


                                 CONFIDENTIAL

                                                                       Exhibit E
                                                                     Page 2 of 4



Notes:

(a) Pricing is conditioned on use of FLEX technology pagers. Services provided in connection with POCSAG pagers will incur an additional 30% surcharge on monthly recurring fees and an additional 50% surcharge on overcall/usage charges (with the exception of POCSAG pagers which are utilized by Subscribers authorized to receive International Service in non-FLEX capable countries).

(b) For pricing tier purposes, all UIS are aggregated for determination of the appropriate SkyPager, SkyWord, SkyWord Plus and SkyWriter UIS pricing tiers.

(c) "No charge" pricing conditioned upon activation by Reseller through electronic means acceptable to Destineer; a $17.50 activation fee will be imposed for each service account Reseller activates through Destineer customer service.

(d) Applies to all forms of usage, including e-mail and voice mail notifications.

(e) Provides roaming capabilities in Mexico and Canada, as well as for service in the United States. Only for use in connection with a nationwide SkyPager or SkyWord Service Plan. Charges are in addition to the other nationwide SkyPager or SkyWord Service charges. Additional per minute access charges will also be applicable for system access via telephone from Mexico.

(f) Available in connection with all SkyWord Plus Service plans. Not available for use with the PageFinder/TM/ Device.

(g) Available in connection with all SkyWord Plus Service plans. Any messages transmitted from the Device in connection with the Response Service are aggregated with other usage under the underlying SkyWord Plus Service plan and will be subject to normal overcall rates if the monthly usage allowance is exceeded.


                                                       Revised February 17, 1999


                                 CONFIDENTIAL

                                                                       Exhibit E
                                                                     Page 3 of 4


-----------------------------------------------------------------------------------------------------------------------------
                                                 INTERNATIONAL SERVICES/(a)/
-----------------------------------------------------------------------------------------------------------------------------
Service Type                                                          Simulcast/(b)/  Follow-Me Frequent/(c)/  Follow-Me/(d)/
-----------------------------------------------------------------------------------------------------------------------------
                                                       Canada
-----------------------------------------------------------------------------------------------------------------------------
Numeric:
  Monthly Recurring Charge                                                 $25.00             $35.00             $3.75
  Message Allowance/UIS/Month (20 characters/message limit)                   100                100                 0
  Charge per Message in Excess of Allowance                                $ 1.00             $ 1.00             $1.00

Alphanumeric:
  Monthly Recurring Charge                                                 $39.00             $39.00             $3.75
  Character Allowance/UIS/Month                                             1,500              1,500                 0
  Charge per Character in Excess of Allowance                                 4c                 4c                 4c
-----------------------------------------------------------------------------------------------------------------------------
                                                   Other Countries/(e)/
-----------------------------------------------------------------------------------------------------------------------------
Numeric:
  Monthly Recurring Charge                                                 $35.00             $35.00             $3.75
  Message Allowance/UIS/Month (20 characters/msg limit)                       100                100                 0
  Charge per Message in Excess of Allowance                                $ 1.00             $ 1.00             $1.00

Alphanumeric:
  Monthly Recurring Charge                                                 $39.00             $39.00             $3.75
  Character Allowance/UIS/Month                                             1,500              1,500                 0
  Charge per Character in Excess of Allowance                                 4c                4c                  4c
-----------------------------------------------------------------------------------------------------------------------------

Notes:

(a) Available for SkyTel One-Way Services only. All charges are in addition to domestic charges.

(b) Messages broadcast in the United States and in one (1) Subscriber designated country, which cannot be changed.

(c) Messages broadcast in the United States and in one (1) Subscriber designated country, which can be changed at Subscriber's discretion.

(d) At Subscriber's direction, messages broadcast in the United States and in one (1) Subscriber designated country, which can be changed at Subscriber's discretion.

(e) Any country interconnected to the Global Messaging Network owned and operated by Destineer's and SkyTel's Affiliate, Mtel International, Inc.

                                                        Revised October 11, 1996


                                 CONFIDENTIAL

                                                                       Exhibit E
                                                                     Page 4 of 4


                         INTERNATIONAL ONE-WAY VOICE MAIL
-----------------------------------------------------------------------------------------
Charges                       Monthly Recurring Charge  Per Minute Usage/Overcall Charges
-----------------------------------------------------------------------------------------
                                      Option A
-----------------------------------------------------------------------------------------
America Service                          NA                                $1.75
Europe Service                           NA                                $1.60
Pacific Service                          NA                                $1.85
-----------------------------------------------------------------------------------------
                                      Option B
-----------------------------------------------------------------------------------------
20 Minute Talk Time                   $ 30.00                              $1.80
45 Minute Talk Time                   $ 65.00                              $1.80
90 Minute Talk Time                   $125.00                              $1.80
-----------------------------------------------------------------------------------------

Notes:

International Voice Mail Service conditioned on Subscriber having domestic Voice Mail service. All Charges are in addition to domestic Voice Mail service charges.

Usage and overcall transaction rates are per minute, billed in six (6) second increments.

Message length options are 30 seconds, 1, 2, 3 or 5 minutes, with 3 minutes being the standard.

Extended talk times delineated in Option B are from any international location covered by the plan.

                                                        Revised October 14, 1996


                                 CONFIDENTIAL